UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2011

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2011, Richard P. Nyren, 41, was named as vice president and corporate controller of Iridium Satellite LLC (“Iridium”) and will serve as the registrant’s principal accounting officer.

Prior to joining Iridium, from January 2009 to August 2011, Mr. Nyren served as assistant controller and then vice president and controller of XO Holdings, Inc., a telecommunications service provider. Prior to XO Holdings, from October 2006 to January 2009, Mr. Nyren served as controller of Fairchild Corporation, an international diversified holding company.

Iridium entered into an offer letter with Mr. Nyren providing for base compensation of $230,000 per year, with a bonus target of 35% of base compensation, a signing bonus of $50,000 and an initial recommended option grant of 50,000 shares to be made under the 2009 Iridium Communications Inc. Stock Incentive Plan, subject to board approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: September 2, 2011	By:	/s/ Thomas J. Fitzpatrick
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer